                                                                       Exhibit 5

             [LETTERHEAD OF JACKSON & WALKER, L.L.P. APPEARS HERE]

                                August 5, 1994



Sterling Software, Inc.
8080 North Central Expressway
Suite No. 1100
Dallas, Texas 75206

      Re:  Registration Statement on Form S-3 of Sterling Software, Inc.

Ladies and Gentlemen:

     We are acting as counsel for Sterling Software, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to 306,513 shares of common stock, par value $.10 per share, of the Company (the "Shares") by certain "Selling Stockholders" (as defined in the above-captioned registration statement). A registration statement on Form S-3 covering the sale of the Shares (the "Registration Statement") is expected to be filed under the Act with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

     In reaching the conclusions expressed in this opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of all documents, certificates and instruments as we have deemed necessary for the expression of the opinions expressed herein. In making the foregoing examinations, we have assumed that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

     Based solely upon the foregoing and subject to the comments and exceptions herein stated and limited in all respects to the laws of the State Texas, the General Corporation Law of the State of Delaware, the laws of the United States of America, and subject to the issuance by the Commission of an order declaring the Registration Statement effective, we are of the opinion that the Shares issued pursuant to the terms of the Agreement and Plan of Merger, dated as of August 1, 1994 among the Company, Sterling Acquisition, Inc., American Business Computer

Sterling Software, Inc.
August 5, 1994
Page 2




Company ("ABCC") and the shareholders of ABCC, have been validly issued, and are fully paid and nonassessable.

     We express no opinion as to the laws of any jurisdiction other than the State of Texas and, solely with respect to matters of corporate law, the State of Delaware. You should be aware that we are not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Legal Matters". In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                           Very truly yours,

                                           /s/ Jackson & Walker, L.L.P.